November 19, 2010

Board of Directors
Ecotality, Inc
Four Embarcadero Center, Suite 3720.
San Francisco, CA 94111

Dear   Members of the Board of Directors,

1.	I hereby tender my resignation as Chief Financial Officer of Ecotality, Inc.

2.
I have enjoyed my four years as Chief Financial Officer of Ecotality but believe Ecotality with a full time CFO is ready to move to the next phase in being a leader in electric transportation technology and renewable energy.  After a search that lasted almost a year, I believe we have found a Chief Financial Officer who can help lead the Company to the next level.

3.	I have no disagreement with management or the Board and look forward to continuing to serve as a member of the Board of Directors and working with the new Chief Financial Officer.

Sincerely,

Barry S Baer